UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  ___________________________________________________________________

Date of Report (Date of earliest event reported): May 29, 2008

HALCYON JETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

336 West 37th Street, Suite 800 New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 616-5387

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective May 29, 2008, our Board of Directors appointed Mitchell Blatt as our Chairman of the Board and Chief Executive Officer. Mr. Blatt, 56, has been a member of our Board of Directors since August 2007 and of our Halcyon Jets, Inc. subsidiary since April 2007. We entered into a two-year employment agreement with Mr. Blatt, a copy of which is attached as an exhibit to this report. There was no agreement or understanding with us or any other person pursuant to which he was selected as an officer. There is no family relationship between Mr. Blatt and any other officer or director of the Company. Mr. Blatt was the president and chief operating officer of Coinmach Holdings, LLC from March 2003 through April 2008, of Coinmach Laundry Corp. from April 1996 through April 2008 and Coinmach Corp. from November 1995 through April 2008.

Our employment agreement with Mr. Blatt provides for an annual base salary of $300,000 and a bonus in the discretion of the Board of Directors. We also granted to Mr. Blatt warrants to purchase one million shares of our common stock at an exercise price of $.38 per share. Warrants for 500,000 shares are currently exercisable and the balance will become exercisable, provided Mr. Blatt remains our employee, on May 29, 2009. In the event of a change of control of the company while Mr. Blatt is subject to his employment agreement, he will be entitled to a bonus equal to two times his base salary at the time. The employment agreement includes provisions with respect to termination for cause, indemnification, confidentiality, restrictions on post-termination competitive employment, non-solicitation and non-disparagement.

Our former chief executive officer, Jonathan Gilbert, resigned that position but remains our employee and a member of our Board of Directors.

Item 8.01	Other Events.

On May 29, 2008, we announced our entry into a letter of intent, subject to due diligence, to acquire a majority interest in A List Jets, a private aviation company that specializes in the celebrity segment of the private on-demand air travel marketplace. A copy of our press release announcing this letter of intent is attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.	Employment Agreement with Mitchell Blatt dated May 29, 2008.

99.	Press Release regarding letter of intent with A List Jets issued May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 4, 2008	HALCYON JETS HOLDINGS, INC.

	By:	/s/ Mitchell Blatt
Mitchell Blatt Chief Executive Officer

EXHIBIT INDEX

		Page

10.	Employment Agreement with Mitchell Blatt dated May 29, 2008.	4

99.	Press Release regarding letter of intent with A List Jets issued May 29, 2008.	18